As filed with the Securities and Exchange Commission on March 4, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Zapp Electric Vehicles Group Limited
(Exact Name of Registrant as Specified in Its Charter)

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Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

87/1 Wireless Road

26/F Capital Tower

All Seasons Place

Lumpini, Pathumwan

Bangkok 10330 Thailand

+66 2654 3550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications should be sent to:

Dorothee Fischer-Appelt
Greenberg Traurig, LLP
The Shard, Level 8

32 London Bridge Street
London, England SE1 9SG

+44 20 3349 8700
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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This registration statement contains:

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a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s ordinary shares and/or warrants from time to time in one or more offerings; and
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a sales agreement prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $3,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time pursuant to an At The Market Offering Agreement, dated March 3, 2025, between the registrant and H.C. Wainwright & Co., LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $3,000,000 of ordinary shares that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $50,000,000 of ordinary shares and/or warrants that may be offered, issued and sold by the registrant under the base prospectus. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, such sales agreement prospectus will be deemed a prospectus supplement to such base prospectus. Upon termination of the sales agreement with H.C. Wainwright & Co., LLC, any portion of the $3,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PROSPECTUS

$50,000,000

ZAPP ELECTRIC VEHICLES GROUP LIMITED

Ordinary Shares

Warrants

We may from time to time sell ordinary shares, par value $0.002 per share (the “Ordinary Shares”) and/or warrants described in this prospectus in one or more offerings. The aggregate amount of securities that we may offer and sell under this prospectus will not exceed $50,000,000.

We refer to the Ordinary Shares and warrants as “securities” in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time to time through public or private transactions, and in the case of our Ordinary Shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

As of January 6, 2025, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $9.3 million based on 7,866,779 Ordinary Shares issued and outstanding, of which approximately 6,498,170 Ordinary Shares are held by non-affiliates, and a per share price of $1.43, which was the closing price of our Ordinary Shares on January 6, 2025 and the highest closing sale price of our Ordinary Shares on the Nasdaq Capital Market within the prior 60 days to the date the registration statement of which this prospectus forms a part was filed with the U.S. Securities and Exchange Commission (“SEC”). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered no securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus.

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “ZAPP.”

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Description of Securities and Articles of Association” for additional information.

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 3 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form F-3 that we filed with the SEC. Under this shelf registration statement, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 23 hereof.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” the “Company,” “Zapp,” “we,” “us” and “our” refer to Zapp Electric Vehicles Group Limited, a company incorporated in the Cayman Islands, and its consolidated subsidiaries where appropriate, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, which we filed with the SEC on January 30, 2025 and which is incorporated by reference in this prospectus, and under similar headings in our subsequent reports filed with the SEC on Forms 6-K and Forms 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our future results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance, developments in the capital and credit markets, and the evolution of the industry and markets in which we intend to operate.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments. There can be no assurance that future developments will be those that we have anticipated. All forward-looking statements herein involve risks, uncertainties and/or potentially incorrect assumptions, which may cause our actual results and financial condition to be materially different from those expressed or implied by the forward-looking statements.

Many factors could cause our actual future results of operations and financial condition to be materially different from (and more negative than) those expressed, anticipated or implied by the forward-looking statements in this prospectus, including without limitation: (i) our ability to raise sufficient additional capital to continue to operate as a going concern, (ii) the effect of the public listing of our securities on our business relationships, performance, financial condition and business generally, (iii) the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries, (iv) our ability to maintain the listing of our securities on Nasdaq, (v) volatility in the price of our securities due to a variety of factors, including without limitation changes in the competitive and highly regulated industry in which we plan to operate, variations in competitors’ performance and success, and changes in laws and regulations affecting our business, (vi) our ability to implement business plans, meet forecasts and other expectations, and identify opportunities, (vii) the risk of slow growth and of downturns in the nascent and highly competitive electric vehicle industry, (viii) our ability to build the Zapp brand and consumers’ recognition, acceptance and adoption of the Zapp brand, (ix) the risk that we may be unable to develop and manufacture electric vehicles of sufficient quality, on schedule and at scale, that would appeal to a large customer base, (x) the risk that we have a limited operating history, have not yet released a commercially available electric vehicle and do not have experience manufacturing or selling a commercial product at scale, (xi) the risk that we may not be able to effectively manage our growth, including our design, research, development and maintenance capabilities and (xii) other factors discussed under the heading “Risk Factors” in the documents incorporated by reference into this prospectus.

The foregoing risk factors described above in the “Risk Factors” section is not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, results of operations and financial condition. Should one or more of any such risks and/or uncertainties be adversely realized, or should any of our assumptions prove incorrect, actual results may vary in material negative respects from those expressed, anticipated or implied by the forward-looking statements herein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation, except as required by law, to revise publicly any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks described below and in the other periodic reports we file from time to time with the SEC.

OUR COMPANY

We are on a mission to revolutionize personal urban mobility through the commercial development of Zapp, a British electric vehicle brand.

Our first product, the i300 electric urban motorcycle, was designed from the ground up leveraging the advantages of electrification, and we believe the resulting new vehicle architecture provides an attractive value proposition by combining high-performance specifications typically associated with larger “step-over” motorcycles with the convenience of a “step-through” form factor more suitable for urban environments.

This design-led approach extends beyond the product itself. Zapp seeks to provide a premium experience throughout the entire customer journey. With our long-standing passion for powered two-wheel vehicles (“P2W”), extensive market analysis, deep understanding of the technologies behind electrification required to design high-performance electric powered two-wheel vehicles (“EVP2W”), and focus on effective supply chain management, our aim is to establish a new:

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category of product;
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vehicle design and architecture;
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level of vehicle performance and practicality;
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customer purchase experience;
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customer ownership experience; and
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manufacturing model in the P2W sector that is asset-light and capital efficient.

We believe key company and product differentiators position Zapp to capture market share in a rapidly growing global P2W Market, which was approximately $114 billion in 2023 according to Fortune Business Insights. In addition to underlying organic growth in the demand for P2Ws, growth in sales of EVP2Ws is expected to outpace that of internal combustion engine powered two-wheelers (“ICEP2W”). We believe many consumers in the P2W Market today are ready to transition to an EVP2W either by trading-up to a premium EVP2W from their current small capacity ICEP2W while retaining a high degree of maneuverability, or to downsize in price to an EVP2W from their larger capacity ICEP2W without compromising high-performance specifications.

Certain Information About Us In This Prospectus

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands on November 15, 2022. The Company was formed for the sole purpose of effecting the merger (the “Business Combination”) consummated on April 28, 2023 pursuant to the Agreement and Plan of Merger, dated as of November 22, 2022, by and among the Company, CIIG Capital Partners II, Inc., a Delaware corporation, Zapp Electric Vehicles Limited, a private company limited by shares registered in England and Wales (“Zapp UK”) and Zapp Electric Vehicles, Inc., a Delaware corporation and direct, wholly owned subsidiary of Zapp EV (“Merger Sub”). Prior to the Business Combination, the Company owned no material assets and did not operate any business. Upon closing of the Business Combination, the Company’s Ordinary Shares and certain warrants to purchase Ordinary Shares became listed on the Nasdaq Global Market under the symbol “ZAPP” and “ZAPPW,” respectively. Our Ordinary Shares and warrants are now listed on the Nasdaq Capital Market under the same symbols.

“Zapp” is a registered trademark of Zapp UK in the United Kingdom and other countries. Zapp UK, a wholly-owned subsidiary of the Company, was first incorporated in 2017 and unveiled the proof-of-concept of Zapp’s first product, the i300 urban electric motorcycle, in 2019.

Our principal executive office is located at 87/1 Wireless Road, 26/F Capital Tower, All Seasons Place, Lumpini, Pathumwan, Bangkok 10330, Thailand and our telephone number is +66 2654 3550.

Our website address is www.zappev.com. The information accessible on the Company’s website does not form a part of, and is not incorporated by reference in, this prospectus.

We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

This section of the prospectus includes a description of the material terms of the Company’s Amended and Restated Memorandum and Articles of Association (“Articles”) and of applicable Cayman Islands law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the Articles, which are attached as an exhibit to this prospectus. We urge you to read the full text of the Articles.

When we offer to sell securities, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of securities, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

We may sell from time to time, in one or more offerings, Ordinary Shares and/or warrants. The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000.

The Company is a Cayman Islands exempted company (company number 395443) and its affairs are governed by its current Amended and Restated Memorandum and Articles of Association, the Cayman Companies Act, and the common law of the Cayman Islands.

Differences in Company Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution (usually a majority of two thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company, with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, and schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

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the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;
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the shareholders have been fairly represented at the meeting in question;
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the arrangement is such as a businessman would reasonably approve; and
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the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the Company will be the proper plaintiff in any claim based on a breach of duty owed to the Company, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

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a company is acting, or proposing to act, illegally or beyond the scope of its authority;
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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, shareholders of Cayman Islands companies may not have standing to sue before the state or federal courts of the United States.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
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an exempted company’s register of members is not open to inspection;
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an exempted company does not have to hold an annual general meeting;
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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
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an exempted company may register as a limited duration company; and
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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as by purporting to provide indemnification against fraud or criminal liability. Our articles permit, and certain indemnification agreements in force and effect provide, indemnification of the Company’s directors, corporate secretary, and other senior executive officers (but not including the Company’s auditors) (each an “Indemnified Person”) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of indemnification is generally similar to that permitted under, e.g., the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be ostensibly be due to the Company’s directors, executive officers or control persons under the foregoing provisions, the Company is informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

Anti-Takeover Provisions in the Amended Articles

Some provisions of the Amended Articles may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that restrict the requisition of general meetings by shareholders holding less than 10% of the paid up voting share capital of the Company (as described further below) and restrict the appointment and removal of the directors of the Company by the shareholders except by way of an ordinary resolution (as described further below).

Such provisions could be applied to delay or prevent a change in control of the Company or make removal of management more difficult. This may cause the price of Ordinary Shares in the Company to fall.

However, under Cayman Islands law, the Company’s directors may only exercise the rights and powers granted to them under the Amended Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Directors’ Fiduciary Duties

Under Cayman Islands law, directors and officers of a company owe the following fiduciary duties:

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duty to act in good faith and in what the director or officer believes to be in the best interests of the company as a whole;
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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
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directors should not improperly fetter the exercise of future discretion;
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duty of trusteeship of the company’s assets;
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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in amended and restated articles of association or alternatively by shareholder approval at general meetings.

General Meetings of Shareholders

Under our Articles, our directors may convene a general meeting at such time and place as they may determine. At least 14 clear days’ notice in writing counting from the date of service by electronic means shall be given for any general meeting. The board of directors of the Company may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition in writing of shareholders holding at least 10% of the paid up voting share capital of the Company. One or more shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote will be a quorum for all purposes.

Shareholder Resolutions in Writing

Our articles permit the shareholders to pass ordinary resolutions and special resolutions in writing in lieu of a general meeting. Such written resolutions of the shareholders must be approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company, and the effective date of a resolution so adopted shall be the date on which such written instrument, or the last of such instruments, if more than one, is executed.

Shareholder Requisition of General Meetings

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles permit the Company’s shareholders together holding at least 10% of the Company’s paid up voting share capital to requisition a general meeting. As a Cayman Islands exempted company, the Company is not obliged by Cayman Islands law to call shareholders’ annual general meetings, however our Articles provide for the calling of annual general meetings (as described above) and applicable Nasdaq rules require this.

Matters Requiring Shareholder Approval by Special Resolution

A “special resolution” (being a resolution (i) passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or (ii) passed by written resolution signed by all Shareholders), is required to:

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amend the articles;
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register the Company by way of continuation in a jurisdiction outside the Cayman Islands;
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merge or consolidate the Company by way of a Cayman Islands statutory merger;
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reduce the Company’s share capital or any capital redemption reserve in any manner authorized by law;
•
change the Company’s name;
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appoint an inspector to examine the affairs of the Company;
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recall a liquidation of the Company; or
•
wind-up the Company voluntarily.

Cumulative Voting

As permitted under Cayman Islands law, our Articles do not provide for cumulative voting.

Appointment and Removal of Directors

Under our Articles, the Company’s board may comprise of no more than seven (7) directors (or such greater number as may be approved by special resolution of the shareholders). The directors shall be appointed and removed by ordinary resolution of the shareholders. Directors may also be appointed (but not removed) by a resolution of the Company’s board. The removal of a director by ordinary resolution may be for any reason and need not be for cause. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; or (iv) is removed from office pursuant to any other provision of the articles.

The directors shall be divided into three (3) classes designated as Class I Directors, Class II Directors and Class III Directors, respectively. Directors have been assigned to each class in accordance with resolutions adopted by the directors, with each class serving for staggered three (3)-year terms commencing as follows:

(a) at the first annual general meeting of the Company following the Listing Date, on April 11, 2024, the term of office of the Class I Directors expired. As no replacement Class I Directors were appointed at the meeting, the existing Class I Directors were automatically re-appointed for a further term of three (3) years;

(b) at the second annual general meeting of the Company following the Listing Date, in 2025, the term of office of the Class II Directors shall expire and replacement Class II Directors may be appointed by ordinary resolution for a full term of three (3) years (or, if later, until the second annual general meeting of the Company to occur after such three (3) year term). If no replacement Class II Directors are appointed in accordance with the foregoing, the existing Class II Directors shall be automatically re‑appointed for a further term of three (3) years; and

(c) at the third annual general meeting of the Company following the Listing Date, in 2026, the term of office of the Class III Directors shall expire and replacement Class III Directors may be appointed by ordinary resolution for a full term of three (3) years (or, if later, until the third annual general meeting of the Company to occur after such three (3) year term). If no replacement Class III Directors are appointed in accordance with the foregoing, the existing Class III Directors shall be automatically re-appointed for a further term of three (3) years.

Transactions with Interested Shareholders

Unlike, e.g., the Delaware General Corporation Law, Cayman Islands law has no business combination statute whereby a company may be prohibited from engaging in certain business combinations with an “interested stockholder.” Accordingly, the Company will not benefit from the types of protections typically afforded by such business combination statutes. Cayman Islands law does provide, however, that transactions between a company and its significant shareholders must be entered into in good faith, in the best interests of the company and for a proper corporate purpose, without constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under our Articles, if the Company is wound up, the liquidator of the Company shall apply the Company’s assets in such manner and order as the liquidator thinks fit in satisfaction of creditors’ claims. The liquidator will distribute the remaining assets of the Company (if any) among the shareholders in proportion to their shareholding and may, with the sanction of an ordinary resolution of the shareholders, divide and distribute some or all of the remaining assets of the Company in specie or in kind.

Variation of Rights of Shares

Under our Articles, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such meeting.

Amendment of Governing Documents

As permitted by Cayman Islands law, our Articles may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the Company’s shares. In addition, there are no provisions in the articles specifying or governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law and regulation, the Company’s board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books

Holders of the Company’s shares have no general right under Cayman Islands law to inspect or obtain copies of the Company’s register of members or the Company’s corporate records.

Changes in Capital

The Company may from time to time by ordinary resolution:

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consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;
•
convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;
•
subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
•
cancel any shares that, at the date of the passing of the subject resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Enforceability of Civil Liability under Cayman Islands Law

The courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. The Company understands that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts the Company’s shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and the Company’s affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Whom this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

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where this is necessary for the performance of our rights and obligations under any purchase agreements;
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where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
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where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Foreign Private Issuer and Nasdaq Considerations

We are a “foreign private issuer” (as such term is defined in Rule 3b-4 under the Exchange Act). Applicable Nasdaq rules provide that foreign private issuers may follow home country practice in lieu of certain corporate governance requirements specified in the Nasdaq rules, subject to certain requirements and except to the extent that such exemptions would be contrary to U.S. federal securities laws and regulations. The significant differences between our corporate governance practices and those followed by domestic companies under the Nasdaq rules are that: (i) we follow home country practice in lieu of compliance with Nasdaq Rule 5635(d), such that approval by our board of directors only, rather than shareholder approval as per that rule, is required for certain transactions involving the sale, issuance or potential issuance of Ordinary Shares equaling 20% or more of the Ordinary Shares outstanding before the issuance; and (ii) board approval only, and not shareholder approval, is required for the establishment of, amendment of, or grants pursuant to equity-based compensation plans. We have otherwise followed and intend to continue to follow the applicable corporate governance standards under the Nasdaq rules.

As a result of our current and potential future reliance on the corporate governance exemptions available to foreign private issuers, holders of our Ordinary Shares will not enjoy the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

Listing of our Securities

The Company’s Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZAPP.”

Transfer, Transfer Agent and Registrar

The transfer agent and registrar for the Company’s Shares is Continental Stock Transfer & Trust Company.

DESCRIPTION OF EQUITY SECURITIES

We have authorized share capital of $50,000 divided into 25,000,000 Ordinary Shares par value of $0.002 per share.

The Company currently has only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another.

As of February 27, 2025, there were 7,866,779 Ordinary Shares issued and outstanding.

Holders of Ordinary Shares in the Company will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. None of the holders of Ordinary Shares in the Company have different voting rights from the other holders after the completion of this offering.

Holders of Ordinary Shares in the Company will not have any conversion, pre-emptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to our Ordinary Shares.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, the Company’s overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

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the Company’s results of operations and cash flow;
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the Company’s expected financial performance and working capital needs;
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the Company’s future prospects;
•
the Company’s capital expenditures and other investment plans;
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other investment and growth plans;
•
dividend yields of comparable companies globally;
•
restrictions on payment of dividend that may be imposed on us by financing arrangements; and
•
the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

We are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. With respect to Thailand, where our subsidiary is incorporated, while Thai laws allow the outward remittance from Thailand of dividends, it is required that the dividend payment in Baht currency (after payment of applicable Thai taxes) must be converted into foreign currency prior to the outward remittance from Thailand as the Bank of Thailand has a general policy not to allow any person to bring Baht currency out of Thailand, with certain exceptions for outward remittance of Baht currency to Vietnam and countries bordering Thailand of an amount of not more than two million Baht.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Ordinary Shares in the Company will be entitled to participate in any surplus assets in proportion to their shareholdings.

Transfers of Shares

Subject to the restrictions contained in the Amended Articles and the rules or regulations of the Designated Stock Exchange (as defined in the Amended Articles) or any relevant securities laws, any shareholders of the Company may transfer all or any of his or her Ordinary Shares in the Company by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors of the Company.

Subject to the rules of any Designated Stock Exchange on which the Ordinary Shares in the Company in question may be listed and to any rights and restrictions for the time being attached to any Ordinary Shares in the Company and/or preference shares in the Company, our directors shall not unreasonably decline to register any transfer of Ordinary Shares in the Company, and shall upon making any decision to decline to register any transfer of Ordinary Shares in the Company assign an appropriate reason therefor. If our directors refuse to register a transfer of any Ordinary Shares in the Company, the Company, within two (2) months after the date on which the transfer request was lodged with the Company, shall send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. In this context, it shall not be unreasonable for our directors to decline to register any transfer of an ordinary share in our Company if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Ordinary Shares in the Company may be listed; or (ii) applicable law or regulation.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on Ordinary Shares in the Company. Any Ordinary Shares in the Company that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as our directors determine before the issue of the shares. The Company may also purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with the relevant shareholder(s).

Variations of Rights of Shares

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Ordinary Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Unless otherwise set forth in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

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the title of such warrants;
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the aggregate number of such warrants;
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the price or prices at which such warrants will be issued and exercised;
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the currency or currencies in which the price of such warrants will be payable;
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the securities purchasable upon exercise of such warrants;
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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
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if applicable, the date on and after which such warrants and the related securities will be separately transferable;
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information with respect to book-entry procedures, if any;
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any material Cayman Islands and U.S. federal income tax consequences;
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the anti-dilution provisions of the warrants, if any; and
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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

TAXATION

The material Cayman Islands and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other periodic reports we file with or furnish to the SEC.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

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through underwriters or dealers;
•
directly to a limited number of purchasers or to a single purchaser;
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through agents; or
•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

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block transactions and transactions on Nasdaq or any other organized market where the securities may be traded;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
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sales “at the market”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or a sales agent or into an existing trading market, on an exchange or otherwise; or
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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The prospectus supplement will state the terms of the offering of the securities, including:

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the name or names of any underwriters, dealers or agents;
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the purchase price of such securities and the proceeds to be received by us, if any;
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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
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any initial public offering price;
•
any discounts or concessions allowed or reallowed or paid to dealers; and
•
any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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negotiated transactions;
•
at a fixed public offering price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to prevailing market prices; or
•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution or sales agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution or sales agreement will provide that any ordinary shares sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution or sales agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$7,655
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Other fees	$	*
Total		$7,655

*To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The legal validity of issuance of the securities offered hereby will be passed upon by Theodore Allegaert, the Company’s Chief Legal Officer and Corporate Secretary.

EXPERTS

The Company’s consolidated financial statements as of and for the years ended September 30, 2024, 2023 and 2022 included in this prospectus have been audited by PKF Littlejohn LLP (“PKF”), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. PKF is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. PKF’s headquarters are located at 15 Westferry Circus, London E14 4HD United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted limited company organized under the laws of the Cayman Islands. As a result, it may not be possible for investors to effect service of process within the United States upon the Company’s directors or officers, or to enforce against them or the Company judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in the Cayman Islands, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, furnish periodic reports on Form 6-K, and file from time to time registration statements and certain other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file with or furnish to the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.zappev.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the Company and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORTATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information presented in documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following document(s) we have filed with the SEC:

•
the Company’s Annual Report on Form 20-F for the year ended September 30, 2024, filed with the SEC on January 30, 2025; and
•
the Company’s Registration Statement on Form 8-A filed with the SEC on April 28, 2023, in which there is described the terms, rights and provisions applicable to the Company’s Ordinary Shares, including any amendment or report filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

87/1 Wireless Road

26/F Capital Tower

All Seasons Place

Lumpini, Pathumwan

Bangkok 10330 Thailand

Tel: +66 2654 3550

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

ZAPP ELECTRIC VEHICLES GROUP LIMITED

Ordinary shares

Warrants

PROSPECTUS

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PROSPECTUS SUPPLEMENT

to Prospectus, subject to completion, dated March 4, 2025

ZAPP ELECTRIC VEHICLES GROUP LIMITED

Up to $3,000,000

Ordinary Shares

We have entered into an At the Market Offering Agreement, dated as of March 3, 2025 (the “ATM Agreement”), with H.C. Wainwright & Co., LLC (the “Manager”) as sales agent, relating to our ordinary shares, par value $0.002 per share (the “Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell our Ordinary Shares, under this prospectus supplement and the accompanying base prospectus, having an aggregate offering price of up to $3,000,000 from time to time through the Manager, acting as sale agent or principal.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZAPP”. The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on February 27, 2025 was $0.81. You are urged to obtain current market quotations of our Ordinary Shares.

Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Manager is not required to sell any specific amount of Ordinary Shares, but will act as our Manager using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Manager and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We also may sell Ordinary Shares to the Manager, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the Manager, as principal, we will enter into a separate terms agreement, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to the Manager for sales of Ordinary Shares sold pursuant to the ATM Agreement will be an amount equal to 3.0% of the gross proceeds of Ordinary Shares sold under the ATM Agreement. In connection with the sale of Ordinary Shares on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

As of January 6, 2025, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $9.3 million based on 7,866,779 Ordinary Shares issued and outstanding, of which approximately 6,498,170 Ordinary Shares are held by non-affiliates, and a per share price of $1.43, which was the closing price of our Ordinary Shares on January 6, 2025 and the highest closing sale price of our Ordinary Shares on the Nasdaq Capital Market within the prior 60 days to the date the registration statement of which this prospectus supplement forms a part was filed with the U.S. Securities and Exchange Commission (“SEC”). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered no securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is , 2025

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission, or the SEC, on March 4, 2025, as part of a “shelf” registration process. Under the shelf registration process, we may sell our Ordinary Shares in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our Ordinary Shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the Manager have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the Manager is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our Ordinary Shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

References in this prospectus summary to the “Registrant,” the “Company,” “Zapp,” “we,” “us” and “our” refer to Zapp Electric Vehicles Group Limited, a company incorporated in the Cayman Islands, and its consolidated subsidiaries, unless the context requires otherwise.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our future results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance, developments in the capital and credit markets, and the evolution of the industry and markets in which we intend to operate.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments. There can be no assurance that future developments will be those that we have anticipated. All forward-looking statements herein involve risks, uncertainties and/or potentially incorrect assumptions, which may cause our actual results and financial condition to be materially different from those expressed or implied by the forward-looking statements.

Many factors could cause our actual future results of operations and financial condition to be materially different from (and more negative than) those expressed, anticipated or implied by the forward-looking statements in this prospectus supplement, including without limitation: (i) our ability to raise sufficient additional capital to continue to operate as a going concern, (ii) the effect of the public listing of our securities on our business relationships, performance, financial condition and business generally, (iii) the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries, (iv) our ability to maintain the listing of our securities on Nasdaq, (v) volatility in the price of our securities due to a variety of factors, including without limitation changes in the competitive and highly regulated industry in which we plan to operate, variations in competitors’ performance and success, and changes in laws and regulations affecting our business, (vi) our ability to implement business plans, meet forecasts and other expectations, and identify opportunities, (vii) the risk of slow growth and of downturns in the nascent and highly competitive electric vehicle industry, (viii) our ability to build the Zapp brand and consumers’ recognition, acceptance and adoption of the Zapp brand, (ix) the risk that we may be unable to develop and manufacture electric vehicles of sufficient quality, on schedule and at scale, that would appeal to a large customer base, (x) the risk that we have a limited operating history, have not yet released a commercially available electric vehicle and do not have experience manufacturing or selling a commercial product at scale, (xi) the risk that we may not be able to effectively manage our growth, including our design, research, development and maintenance capabilities and (xii) other factors discussed under the heading “Risk Factors” in the documents incorporated by reference into this prospectus supplement.

The foregoing risk factors described above in the “Risk Factors” section is not exhaustive. Other sections of this prospectus supplement describe additional factors that could adversely affect our business, results of operations and financial condition. Should one or more of any such risks and/or uncertainties be adversely realized, or should any of our assumptions prove incorrect, actual results may vary in material negative respects from those expressed, anticipated or implied by the forward-looking statements herein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation, except as required by law, to revise publicly any forward-looking statement to reflect circumstances or events after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks described below and in the other periodic reports we file from time to time with the SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and under “Incorporation of Certain Documents by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended September 30, 2024, and in other documents incorporated herein by reference.

Our Company

Overview

We are on a mission to revolutionize personal urban mobility through the commercial development of Zapp, a British electric vehicle brand.

Our first product, the i300 electric urban motorcycle, was designed from the ground up leveraging the advantages of electrification, and we believe the resulting new vehicle architecture provides an attractive value proposition by combining high-performance specifications typically associated with larger “step-over” motorcycles with the convenience of a “step-through” form factor more suitable for urban environments.

This design-led approach extends beyond the product itself. Zapp seeks to provide a premium experience throughout the entire customer journey. With our long-standing passion for powered two-wheel vehicles (“P2W”), extensive market analysis, deep understanding of the technologies behind electrification required to design high-performance electric powered two-wheel vehicles (“EVP2W”), and focus on effective supply chain management, our aim is to establish a new:

•
category of product;
•
vehicle design and architecture;
•
level of vehicle performance and practicality;
•
customer purchase experience;
•
customer ownership experience; and
•
manufacturing model in the P2W sector that is asset-light and capital efficient.

We believe key company and product differentiators position Zapp to capture market share in a rapidly growing global P2W Market, which was approximately $114 billion in 2023 according to Fortune Business Insights. In addition to underlying organic growth in the demand for P2Ws, growth in sales of EVP2Ws is expected to outpace that of internal combustion engine powered two-wheelers (“ICEP2W”). We believe many consumers in the P2W Market today are ready to transition to an EVP2W either by trading-up to a premium EVP2W from their current small capacity ICEP2W while retaining a high degree of maneuverability, or to downsize in price to an EVP2W from their larger capacity ICEP2W without compromising high-performance specifications.

Corporate Information

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands on November 15, 2022. The Company was formed for the sole purpose of effecting the merger (the “Business Combination”) consummated on April 28, 2023 pursuant to the Agreement and Plan of Merger, dated as of November 22, 2022, by and among the Company, CIIG Capital Partners II, Inc., a Delaware corporation, Zapp Electric Vehicles Limited, a private company limited by shares registered in England and Wales (“Zapp UK”) and Zapp Electric Vehicles, Inc., a Delaware corporation and direct, wholly owned subsidiary of Zapp EV (“Merger Sub”). Prior to the Business Combination, the Company owned no material assets and did not operate any business. Upon closing of the Business Combination, the Company’s Ordinary Shares and certain warrants to purchase Ordinary Shares became listed on the Nasdaq Global Market under the symbol “ZAPP” and “ZAPPW,” respectively. Our Ordinary Shares and warrants are now listed on the Nasdaq Capital Market under the same symbols.

“Zapp” is a registered trademark of Zapp UK in the United Kingdom and other countries. Zapp UK, a wholly-owned subsidiary of the Company, was first incorporated in 2017 and unveiled the proof-of-concept of Zapp’s first product, the i300 urban electric motorcycle, in 2019.

Our principal executive office is located at 87/1 Wireless Road, 26/F Capital Tower, All Seasons Place, Lumpini, Pathumwan, Bangkok 10330, Thailand and our telephone number is +66 2654 3550.

Our website address is www.zappev.com. The information accessible on the Company’s website does not form a part of, and is not incorporated by reference in, this prospectus.

We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

Implications of Our Being a Foreign Private Issuer

We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•
the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance requirements specified in the Nasdaq rules, subject to certain requirements and except to the extent that such exemptions would be contrary to U.S. federal securities laws and regulations. The significant differences between our corporate governance practices and those followed by domestic companies under the Nasdaq rules are that: (i) we follow home country practice in lieu of compliance with Nasdaq Rule 5635(d), such that approval by our board of directors only, rather than shareholder approval as per that rule, is required for certain transactions involving the sale, issuance or potential issuance of Ordinary Shares equaling 20% or more of the Ordinary Shares outstanding before the issuance; and (ii) board approval only, and not shareholder approval, is required for the establishment of, amendment of, or grants pursuant to equity-based compensation plans. We have otherwise followed and intend to continue to follow the applicable corporate governance standards under the Nasdaq rules.

The Offering

Issuer	Zapp Electric Vehicles Group Limited

Ordinary Shares offered by us pursuant to this Prospectus Supplement	Ordinary Shares having an aggregate offering price of up to $3,000,000

Total number of Ordinary Shares outstanding immediately before this offering	7,866,779

Ordinary Shares to be outstanding immediately after this offering*

Up to 11,570,483 shares (as more fully described in the notes following this table, assuming sales of 3,703,704 of our Ordinary Shares in this offering at a price of $0.81 per share, which was the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on February 27, 2025. The actual number of Ordinary Shares issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Capital Market, or any other existing trading market for our Ordinary Shares in the United States or to or through a market maker, through the Manager. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Market for the Ordinary Shares	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZAPP.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our Ordinary Shares. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Continental Stock Transfer & Trust Company

*The number of Ordinary Shares to be outstanding after this offering is based on 7,866,779 Ordinary Shares issued and outstanding as of February 27, 2025. The number of Ordinary Shares outstanding immediately before and immediately after this offering excludes:

•
113,155 shares issuable upon the exercise of share options, at a weighted average exercise price of $9.92.
•
718,750 shares issuable upon the exercise of the 14,375,000 publicly listed warrants, at an effective exercise price of $230 per share with the expiration date of April 28, 2028.
•
603,125 shares issuable upon the exercise of the 12,062,000 private placement warrants, at an effective exercise price of $230 per share with the expiration date of April 28, 2028.
•
1,339,408 earnout and other shares related to the Business Combination that may be issued in certain circumstances.
•
Any additional shares that may be issued as a result of an investor notice issued in connection with a standby equity purchase agreement with YA II PN, Ltd., a Cayman Islands exempted limited partnership that is an affiliate of Yorkville Advisors Global, LP.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2024, which we filed with the SEC on January 30, 2025 and which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequent reports filed with the SEC on Form 6-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our Ordinary Shares could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and our Securities

We have received written notices from Nasdaq that we are not in compliance with Nasdaq’s requirements for continued listing of our Ordinary Shares; if we are unable to regain compliance with all such requirements, we could be delisted from Nasdaq, which would negatively impact our business, our ability to raise capital, and the market price and liquidity of the market for our Ordinary Shares.

On September 30, 2024, we received a written notification (the “Notification Letter”) from Nasdaq that the Company is not in compliance with the minimum market value of listed securities set forth in Nasdaq’s rules for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(2) requires primary securities listed on the Nasdaq Capital Market to maintain a minimum market value of listed securities of $35,000,000, and Listing Rule 5810(c)(3)(C) provides that a failure to meet the minimum market value of listed securities requirement exists if a deficiency under Rule 5550(b)(2) continues for a period of 30 consecutive business days. Based on the market value of listed securities for a period of greater than 30 consecutive business days prior to September 27, 2024 and continuing to the present, the Company is not in compliance with the foregoing minimum market value of listed securities requirement.

The Notification Letter has no immediate effect on the listing of the Ordinary Shares, which will continue to trade on the Nasdaq Capital Market under the symbol “ZAPP.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a cure period of 180 calendar days, or until March 31, 2025 (the “Compliance Period”), to regain compliance with the foregoing minimum market value of listed securities requirement. To regain compliance, the market value of the Company’s listed securities must meet or exceed $35,000,000 for at least 10 consecutive business days during the Compliance Period. If the Company does not regain compliance during such period, Nasdaq will provide written notice that the Company’s Ordinary Shares are subject to delisting. In that event, the Company may appeal such determination to a listings appeal panel, but there can be no assurance of success in this regard.

If our Ordinary Shares are delisted by Nasdaq, the Shares may be eligible for quotation on an over-the-counter quotation system or on “the pink sheets” but will lack the benefits and market efficiencies associated with a Nasdaq listing. Upon delisting, our Ordinary Shares would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect market liquidity in respect of our Ordinary Shares and could limit the ability of shareholders to obtain accurate quotations as to the market value of and/or dispose of our Ordinary Shares. In such case, there can be no assurance that our Ordinary Shares will again be eligible for listing on any recognized exchange. In addition, if our Ordinary Shares and warrants are delisted from Nasdaq, we will be ineligible to use Form F-3, including the registration statement of which this prospectus forms a part, which could impede our ability to raise capital quickly, which in turn could have an adverse effect on our business and operations.

In addition, delisting from Nasdaq, should it occur, is an event of default under a standby equity purchase agreement with YA II PN, Ltd. dated July 11, 2024 and could adversely affect our ability to raise additional equity capital through public or private sales of Ordinary Shares or other equity securities. Delisting from Nasdaq also would have other negative consequences, including the potential loss of confidence by employees and customers, the loss of institutional investor interest and fewer business development opportunities.

It is not possible to predict the actual number of Ordinary Shares we will sell under the ATM Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Manager at any time throughout the term of the ATM Agreement. The number of shares that are sold through the Manager after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Ordinary Shares during the sales period, the limits we set with the Manager in any applicable placement notice, and the demand for our Ordinary Shares during the sales period. Actual gross proceeds may be less than $3,000,000. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of Ordinary Shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.

The Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our Ordinary Shares, or the possibility that such sales could occur, could adversely affect the market price of our ordinary shares.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If you purchase shares of our Ordinary Shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Ordinary Shares being offered may be higher than the net tangible book value per share of our outstanding Ordinary Shares prior to this offering. Assuming that an aggregate of 3,703,704 shares of our Ordinary Shares are sold at a price of $0.81 per share, the last reported sale price of our Ordinary Shares on Nasdaq on February 27, 2025, for aggregate gross proceeds of approximately $3.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $3.25 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

There may be future dilution of our Ordinary Shares, which could adversely affect the market price of our Ordinary Shares.

We are not restricted from issuing additional Ordinary Shares from time to time. We may also issue securities convertible into, exchangeable for or that represent the right to receive our Ordinary Shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our Ordinary Shares. In addition, sales of a substantial amount of our Ordinary Shares in the public market, or the perception that these sales may occur, could reduce the market price of our Ordinary Shares.

The Company may be characterized as a passive foreign investment company

We may be characterized as a passive foreign investment company (“PFIC”). If we are determined to be a PFIC, our U.S. shareholders may suffer adverse tax consequences. Under the PFIC rules, for any taxable year that our passive income or our assets that produce passive income exceed specified levels, we will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for our U.S. shareholders, which may include having certain distributions on our Ordinary Shares and gains realized on the sale of our Ordinary Shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of our Ordinary Shares and certain distributions.

Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of our Ordinary Shares, but these elections may be detrimental to the shareholder under certain circumstances. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of our classification as a PFIC.

USE OF PROCEEDS

We may issue and sell Ordinary Shares having aggregate sales proceeds of up to $3,000,000 from time to time, before deducting Manager commissions and expenses. The amount of proceeds from this offering will depend upon the number of our Ordinary Shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement with the Manager as a source of financing.

We plan to use the proceeds of this offering for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the Ordinary Shares offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

DESCRIPTION OF ORDINARY SHARES WE ARE OFFERING

We have authorized share capital of $50,000 divided into 25,000,000 Ordinary Shares par value of $0.002 per share.

The Company currently has only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another.

As of February 27, 2025, there were 7,866,779 Ordinary Shares issued and outstanding.

Holders of Ordinary Shares in the Company will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. None of the holders of Ordinary Shares in the Company have different voting rights from the other holders after the completion of this offering.

Holders of Ordinary Shares in the Company will not have any conversion, pre-emptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to our Ordinary Shares.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, the Company’s overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

•
the Company’s results of operations and cash flow;
•
the Company’s expected financial performance and working capital needs;
•
the Company’s future prospects;
•
the Company’s capital expenditures and other investment plans;
•
other investment and growth plans;
•
dividend yields of comparable companies globally;
•
restrictions on payment of dividend that may be imposed on us by financing arrangements; and
•
the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

We are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. With respect to Thailand, where our subsidiary is incorporated, while Thai laws allow the outward remittance from Thailand of dividends, it is required that the dividend payment in Baht currency (after payment of applicable Thai taxes) must be converted into foreign currency prior to the outward remittance from Thailand as the Bank of Thailand has a general policy not to allow any person to bring Baht currency out of Thailand, with certain exceptions for outward remittance of Baht currency to Vietnam and countries bordering Thailand of an amount of not more than two million Baht.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Ordinary Shares in the Company will be entitled to participate in any surplus assets in proportion to their shareholdings.

Transfers of Shares

Subject to the restrictions contained in the Amended Articles and the rules or regulations of the Designated Stock Exchange (as defined in the Amended Articles) or any relevant securities laws, any shareholders of the Company may transfer all or any of his or her Ordinary Shares in the Company by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors of the Company.

Subject to the rules of any Designated Stock Exchange on which the Ordinary Shares in the Company in question may be listed and to any rights and restrictions for the time being attached to any Ordinary Shares in the Company and/or preference shares in the Company, our directors shall not unreasonably decline to register any transfer of Ordinary Shares in the Company, and shall upon making any decision to decline to register any transfer of Ordinary Shares in the Company assign an appropriate reason therefor. If our directors refuse to register a transfer of any Ordinary Shares in the Company, the Company, within two (2) months after the date on which the transfer request was lodged with the Company, shall send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. In this context, it shall not be unreasonable for our directors to decline to register any transfer of an ordinary share in our Company if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Ordinary Shares in the Company may be listed; or (ii) applicable law or regulation.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on Ordinary Shares in the Company. Any Ordinary Shares in the Company that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as our directors determine before the issue of the shares. The Company may also purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with the relevant shareholder(s).

Variations of Rights of Shares

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

DILUTION

Investors in our Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Ordinary Shares from the offering price of the Ordinary Shares. Our net tangible book value as of September 30, 2024 was approximately $(23.9) million, or approximately $(4.85) per share. Net tangible assets per share represents our total tangible assets less total tangible liabilities, divided by the number of Ordinary Shares outstanding as of September 30, 2024.

After reflecting the assumed sale of 3,703,704 Ordinary Shares pursuant to this prospectus supplement and the accompanying base prospectus in the aggregate amount of approximately $3,000,000 at an assumed price of $0.81 per share, which was the last reported sale price of our Ordinary Share on Nasdaq on February 27, 2025, and after deducting commissions and estimated offering expenses payable by us (estimated at $0.2 million), our adjusted net tangible book value as of September 30, 2024 would have been approximately $(21.1) million, or approximately $(2.44) per share. This represents an immediate increase in net tangible book value of approximately $2.41 per share of our Ordinary Shares to existing shareholders and an immediate dilution of approximately $3.25 per share of our Ordinary Shares to new investors purchasing shares of our Ordinary Shares in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of Ordinary Share basis for investors purchasing our Ordinary Shares in this offering:

Assumed public offering price per share in this offering		$0.81
Net tangible book value per share as of September 30, 2024	$(4.85)
Increase in net tangible book value attributable to this offering	$2.41
As adjusted net tangible book value deficit per share as of September 30, 2024		$(2.44)
Dilution per share to new investors in this offering		$3.25

The number above is based on the 4,926,711 Ordinary Shares issued and outstanding as of September 30, 2024, and excludes the following:

•
2,940,068 Ordinary Shares issued to YA II PN Limited, a Cayman Islands exempted limited partnership that is an affiliate of Yorkville Advisors Global, LP, pursuant to its right under a standby equity purchase agreement dated July 11, 2024 subsequent to September 30, 2024;
•
113,155 Ordinary Shares issuable upon the exercise of share options, at a weighted average exercise price of $9.92, all of which are exercisable as of the date of this prospectus supplement;
•
718,750 Ordinary Shares issuable upon the exercise of the 14,375,000 publicly listed warrants, at an effective exercise price of $230 per share with the expiration date of April 28, 2028, which are subject to potential anti-dilution as a result of this offering;
•
603,125 Ordinary Shares issuable upon the exercise of the 12,062,000 private placement warrants, at an effective exercise price of $230 per share with the expiration date of April 28, 2028, which are subject to potential anti-dilution as a result of this offering; and
•
1,339,408 earnout and other shares related to the Business Combination that may be issued in certain circumstances.

The table above assumes, for illustrative purposes, that an aggregate of 3,703,704 Ordinary Shares are sold at an offering price of $0.81 per share, which was the last reported sale price of our Ordinary Share on Nasdaq on February 27, 2025 for aggregate gross proceeds of $3,000,000. However, the shares sold in this offering, if any, will be sold from time to time at various prices. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $0.25 per share.

Assuming that an aggregate of 2,830,189 Ordinary Shares are sold at an offering price of $1.06 per share, representing an increase of $0.25 per share from the assumed offering price above, for aggregate gross proceeds of $3,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma basis would be approximately $(2.72) per share and the dilution in net tangible book value deficit per share to new investors would be approximately $3.78 per share.

Assuming that an aggregate of 5,357,143 Ordinary Shares are sold at an offering price of $0.56 per share, representing a decrease of $0.25 per share from the assumed offering price above, for aggregate gross proceeds of $3,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value deficit per share on a pro forma basis would be approximately $(2.05) per share and the dilution in net tangible book value deficit per share to new investors would be approximately $2.61 per share.

The foregoing information does not take into account the exercise of our outstanding options, warrants or convertible securities. To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with H.C. Wainwright & Co., LLC, as Manager, relating to the offer and sale from time to time of Ordinary Shares having an aggregate offering price of up to $3,000,000 through the Manager, acting as our agent, or directly to the Manager, acting as principal.

Sales of Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The Manager is not required to sell any specific number or dollar amount of shares of Ordinary Shares, but will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the ATM Agreement, shares of Ordinary Shares, as agreed upon by us and the Manager from time to time.

In no event will the aggregate sales price of Ordinary Shares sold by us to or through the Manager, acting as our agent or as principal, exceed $3,000,000.

In connection with the sale of Ordinary Shares on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Manager may be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the Manager against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Manager may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of Ordinary Shares pursuant to the ATM Agreement, other than commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $120,000. The remaining sales proceeds from the sale of any Ordinary Shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our Ordinary Shares offered by this prospectus supplement and the accompanying prospectus.

The offering of Ordinary Shares pursuant to the ATM Agreement will terminate upon the earlier of (1) the sale of Ordinary Shares having an aggregate sales price of $3,000,000 pursuant to the prospectus supplement or (2) the termination of the ATM Agreement in accordance with the terms of the ATM Agreement.

To the extent required by Regulation M promulgated under the Exchange Act, the Manager will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement. The Manager and its affiliates may in the future provide investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees and expenses.

Upon its acceptance of instructions from us, the Manager has agreed to use its commercially reasonable efforts to sell Ordinary Shares on the terms and subject to the conditions set forth in the ATM Agreement. We will instruct the Manager as to the amount of Ordinary Shares to be sold by it as our agent. We may instruct the Manager not to sell our Ordinary Shares if sales cannot be effected at or above a price designated by us. We or the Manager may at any time immediately suspend the offering of Ordinary Shares through the Manager upon notice to the other party.

The Manager will provide written confirmation following the close of trading on the Nasdaq Capital Market on each trading day on which Ordinary Shares are sold through the Manager under the ATM Agreement. Each confirmation will include the number of Ordinary Shares sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the Manager in connection with such sales of our Ordinary Shares.

We will pay the Manager an aggregate fee of 3.0% of the gross sales price from the sales of all Ordinary Shares sold through the Manager under the ATM Agreement. We have also agreed to reimburse the Manager for reasonable fees and expenses of the Manager counsel in an amount up to $50,000. Additionally, pursuant to the terms of the ATM Agreement, we agreed to reimburse the Manager for the documented fees and costs of its legal counsel reasonably incurred in connection with the Manager’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the ATM Agreement in an amount not to exceed $3,500 per due diligence update.

We have also granted the Manager a right of first refusal to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, for each and every future public or private offering of equity or equity-linked securities by us or any of our subsidiaries following the date of the ATM Agreement and until the 24-month anniversary of the first sale under the ATM Agreement, subject to FINRA Rule 5110(g)(6)(A).

Settlement for sales of our Ordinary Shares will generally occur on the first day on which the Nasdaq Capital Market is open for trading following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and the Manager in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the ATM Agreement, we may also sell Ordinary Shares in negotiated transactions or as otherwise agreed with the Manager, including sales to the Manager, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell Ordinary Shares in a manner which is not an “at the market” offering, including sales to the Manager, as principal for its own account, we will enter into a separate terms agreement with the Manager, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The Manager does not have any obligation to purchase shares of Ordinary Shares from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The Manager and its respective affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

In the ordinary course of their various business activities, the Manager and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Manager and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Manager that would permit a public offering of the shares of Ordinary Shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Ordinary Shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The legal validity of issuance of the securities offered hereby will be passed upon by Theodore Allegaert, the Company’s Chief Legal Officer and Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual reports on Form 20-F, furnish periodic reports on Form 6-K, and file from time to time registration statements and certain other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file with or furnish to the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.zappev.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus supplement.

EXPERTS

The Company’s consolidated financial statements as of and for the years ended September 30, 2024, 2023 and 2022 included in this prospectus supplement have been audited by PKF Littlejohn LLP (“PKF”), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. PKF is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. PKF’s headquarters are located at 15 Westferry Circus, London E14 4HD United Kingdom.

INCORPORTATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information presented in documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following document(s) we have filed with the SEC:

•
the Company’s Annual Report on Form 20-F for the year ended September 30, 2024, filed with the SEC on January 30, 2025; and
•
the Company’s Registration Statement on Form 8-A filed with the SEC on April 28, 2023, in which there is described the terms, rights and provisions applicable to the Company’s Ordinary Shares, including any amendment or report filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any shareholder, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus supplement. Please direct requests to us at the following address:

87/1 Wireless Road

26/F Capital Tower

All Seasons Place

Lumpini, Pathumwan

Bangkok 10330 Thailand

Tel: +66 2654 3550

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as by purporting to provide indemnification against fraud or criminal liability. Our articles permit, and certain indemnification agreements in force and effect provide, indemnification of the Company’s directors, corporate secretary, and other senior executive officers (but not including the Company’s auditors) (each an “Indemnified Person”) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of indemnification is generally similar to that permitted under, e.g., the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be ostensibly be due to the Company’s directors, executive officers or control persons under the foregoing provisions, the Company is informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

ITEM 9. EXHIBITS

Exhibit no.	Description
1.1***	Form of Underwriting Agreement
1.2*	At The Market Offering Agreement, dated March 3, 2025, between the registrant and H.C. Wainwright & Co., LLC.
1.3***	Form of Warrant
4.1**

Amended and Restated Memorandum and Articles of Association of Zapp Electric Vehicles Group Limited, approved April 11, 2024 (incorporated by reference to Exhibit 99.2 to Zapp Electric Vehicles Group Limited’s report on Form 6-K (File No. 001-41693), furnished to the SEC on April 16, 2024).

5.1*	Opinion of the Company’s Chief Legal Officer and Corporate Secretary.
5.2*	Opinion of the Company’s Chief Legal Officer and Corporate Secretary.
23.1*	Consent of PKF Littlejohn LLP, independent public accounting firm.
23.2*	Consent of the Company’s Chief Legal Officer and Corporate Secretary (contained in legal opinions filed as Exhibits 5.1 and 5.2).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

ITEM 10. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

iv.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
v.
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bangkok, Thailand, on March 4, 2025.

Zapp Electric Vehicles Group Limited

By:	/s/ Swin Chatsuwan
Swin Chatsuwan
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Swin Chatsuwan and David Sturgeon and each of them such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Swin Chatsuwan	Chief Executive Officer and Director	March 4, 2025
Swin Chatsuwan	(Principal Executive Officer)

/s/ David Sturgeon	Chief Financial Officer	March 4, 2025
David Sturgeon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeremy North	President and Director	March 4, 2025
Jeremy North

/s/ Anthony Posawatz	Chairman of the Board	March 4, 2025
Antony Posawatz

/s/ Patchara Rattakul	Independent Director	March 4, 2025
Patchara Rattakul

/s/ Kenneth West	Independent Director	March 4, 2025
Kenneth West

/s/ Patricia Wilber	Independent Director	March 4, 2025
Patricia Wilber

/s/ Edouard Meylan	Non-Executive Director	March 4, 2025
Edouard Meylan

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zapp Electric Vehicles Group Limited, has signed this registration statement on Form F-3 in Newark, Delaware on March 4, 2025.

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director